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                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY

Maximum principal indebtedness for                  This Instrument prepared by:
Tennessee recording tax purposes is                 Simpson Thacher & Bartlett
$5,500,000.                                         425 Lexington Avenue
                                                    New York, NY 10017

                       DEED OF TRUST, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

              THIS INSTRUMENT SECURES OBLIGATORY ADVANCE AND IS FOR
                               COMMERCIAL PURPOSES

                         THIS INSTRUMENT COVERS FIXTURES

                  THIS INSTRUMENT is executed as of the 31st day of March, 2003, by TBC CORPORATION ("Grantor"), a Delaware corporation, for the benefit of JPMORGAN CHASE BANK ("Beneficiary"), having an address at 270 Park Avenue, New York, New York 10017, in its capacity as Collateral Agent pursuant to that certain Intercreditor Agreement (the "Intercreditor Agreement") of even date herewith among The Prudential Insurance Company of America ("PICA"), each affiliate, managed account or fund of PICA a party thereto ("Prudential Affiliates; and together with PICA and any of their respecetive successors and assigns, "Prudential"), First Tennessee Bank National Association ("FTB") as Issuing Bank and Swingline Lender and the other lenders signatory thereto (the "Lenders"; and together with Prudential, the "Beneficiary Parties") evidencing Grantor's conveyance to John E. Murdock III, Trustee ("Trustee"), a resident of the State of Tennessee whose address is 755 Greeley Drive, Nashville, Tennessee 37205.

                                   WITNESSETH:

                  Concurrently herewith, Grantor is entering into that certain Credit Agreement (the "Credit Agreement") with the Lenders, FTB as Administrative Agent, Beneficiary, as Co-Administrative Agent, U.S. Bank National Association ("USB"), as Documentation Agent, and Suntrust Bank ("Suntrust"), as Syndication Agent. The obligations to make Loans to the Grantor and to issue letters of credit for the account of Grantor under the Credit Agreement are conditioned on Grantor's execution of this Instrument in favor of the Collateral Agent for the benefit of the Lenders, Prudential, the Administrative Agent, USB, Suntrust and the Collateral Agent.

                  Grantor and PICA are parties to that certain Second Amended and Restated Note Agreement, dated as of April 1, 2003 (as it may hereafter be amended, modified, supplemented, refinanced or replaced from time to time, the "Existing Note Agreement") which governs the terms of certain Series A Senior Notes, Series B Senior Notes and Series C Senior Notes issued by Grantor to PICA (as amended, supplemented or otherwise modified from time to time, the foregoing collectively referred to as the "Existing Prudential Notes"). Grantor and Prudential entered into a certain Note Purchase Agreement, dated as of April 1, 2003 (as it may hereafter be amended, modified, supplemented, refinanced or replaced from time to time, the "Additional Note Agreement", and together with the Existing Note Agreement, the "Note Agreements")

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pursuant to which Grantor issued on the date hereof its Series D Variable Rate
Senior Notes due April 16, 2009 (as amended, modified, supplemented, refinanced or replaced from time to time, the "Additional Prudential Notes", and together with the Existing Prudential Notes, collectively, the "Prudential Notes"). Grantor has requested that PICA consent to the Borrower's execution of the Credit Agreement, which consent is required under the Existing Note Agreement, and PICA has agreed to provide such consent, provided, inter alia, that the Grantors shall have executed and delivered this Instrument to the Collateral Agent for the ratable benefit of the Beneficiary Parties. (The Note Agreements and the Prudential Notes are hereinafter collectively referred to as the "Prudential Documents").

                  NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00), PICA's consent to Grantor's execution of the Credit Agreement, the Lenders' execution of the Credit Agreement, and other valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor does hereby grant, sell, bargain and convey to Trustee, his successors and assigns, as trustee with power of sale, that real estate described in Exhibit A attached hereto (the "Real Estate"), which is incorporated herein by reference;

                  TOGETHER with all Grantor's present and future right, title, interest, and claim to the Real Estate; and

                  TOGETHER with all present and future easements and other appurtenances to the Real Estate, and with all present and future tenements, emblements, and hereditaments, including all buildings, structures and other improvements, minerals and mineral rights, flowers, shrubs, crops, trees and timber; and

                  TOGETHER with all trade, domestic and ornamental fixtures now or hereafter attached to the Real Estate, and all accessions and additions thereto and replacements thereof, including, but not limited to, the following items, which are hereby recognized by the parties to this Instrument as fixtures: all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, ranges, furnaces, oil burners and units thereof; appliances, air-cooling and air-circulating apparatus; central vacuum cleaning systems; elevators; escalators; shades; awnings, doors, screens; storm doors and windows; stoves; refrigerators; attached cabinets and shelves; partitions; ducts; compressors; rugs, carpets, tiling, linoleum, and other floor coverings; chandeliers and other lighting fixtures; paneling, woodwork, molding, millwork, and other decorative trimwork; ceiling tiles and panels; and draperies (the Real Estate and all fixtures thereto are collectively referred to herein as the "Property");

                  TO HAVE AND TO HOLD the Property unto Trustee, his successors and assigns forever in trust, to secure the payment of all debts, liabilities and obligations of Grantor to any Beneficiary Party or Beneficiary Parties existing from time to time pursuant to the Prudential Documents, the Credit Agreement, or any of the "Loan Documents" (as defined in the Credit Agreement), as any of such documents may be amended or restated from time to time, including all such obligations of every nature, whether now existing or hereafter incurred at any time or times, absolute or contingent, secured or unsecured, and any and all renewals or extensions thereof or of any portion thereof, including without limitation all principal, all interest, all

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prepayment premiums and breakage fees (if any), all fees, all late charges and all penalties and all expenses of collection or enforcement or attempted collection or enforcement thereof, including all reasonable fees and disbursements of any Beneficiary Party's counsel in connection therewith, whether within or apart from any legal action or proceeding (all such indebtedness and obligations being herein called the "Secured Indebtedness").

                  Grantor warrants that Grantor is lawfully seized of the Property and has good right to convey the same, and that Grantor will forever warrant and defend the title thereto unto Trustee, his successors and assigns, against the claims of all persons whomsoever, subject to the matters set forth on Exhibit B hereto. Grantor further warrants that the Property is unencumbered except as indicated on Exhibit B hereto.

                  GRANTOR FURTHER COVENANTS AND AGREES WITH TRUSTEE AND BENEFICIARY AS FOLLOWS:

                  1. Security Agreement. Grantor hereby grants to Beneficiary a security interest in all fixtures and personal property presently or hereafter owned by grantor and used in the operation of the Real Estate, including, but not limited to, all construction materials, and all accessions, additions and replacements thereof (except that no security interest is granted under this Paragraph or any other Paragraph hereof in household goods to secure a consumer credit transaction) and all presently owned and hereafter acquired contract rights, accounts and general intangibles pertaining to the Property (including, without limitation, Grantor's rights under any maintenance or management contract(s)), together with all products and proceeds of the foregoing, including insurance proceeds (collectively the "Personalty"). Grantor warrants that the Personalty is unencumbered except as disclosed in Exhibit B hereto. Within five (5) days after request by Beneficiary, Grantor shall deliver to Beneficiary a schedule of all Personalty then in existence. This Instrument shall serve as a financing statement with respect to the Personalty. The original of this Instrument or a copy hereof may be recorded by Beneficiary as a financing statement in any appropriate public office, at Beneficiary's option and at Grantor's expense. (The Property and the Personalty are collectively referred to herein as the "Premises").

                  2. Taxes and Assessments; Annual Reports. Grantor shall pay when due all taxes and assessments now existing or hereafter levied or assessed upon the Premises. Grantor shall also pay when due all taxes and assessments levied or assessed against Trustee, or the holder of any note or other obligation which is part of the Secured Indebtedness, for or on account of the Secured Indebtedness or the interest hereby created in the Premises. Grantor shall, without demand, provide Beneficiary and/or Trustee with evidence of the payment of all such taxes and assessments accrued over each year by March 31 of the following year.

                  3.       Insurance.

                           (a)      Casualty and Liability Insurance. In
addition to any other requirements of the Credit Agreement or the Note Agreements, Grantor shall keep the Premises insured for the benefit of Beneficiary against "all risks of physical loss" (except earthquake, unless Beneficiary specifically so requires and also including flood insurance, if applicable) under a casualty insurance policy with the "replacement cost" endorsement. Grantor shall also maintain comprehensive public liability insurance on the Premises in an amount acceptable to

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Beneficiary. If Beneficiary requires, Grantor shall further obtain insurance for loss of rents and for any other specified insurable contingency. All insurance provided for herein shall be in form and substance satisfactory to, and issued by insurance companies approved by, Beneficiary. All such casualty policies shall name Beneficiary as insured mortgagee pursuant to a non-contribution mortgagee clause satisfactory to Beneficiary, and all such liability insurance policies shall name Beneficiary as an additional insured. All insurors must agree in writing (by the policy provisions, endorsement or letter) to give Beneficiary at least twenty (20) days' prior written notice before termination or any reduction of amount or scope of coverage. Grantor hereby assigns to Beneficiary, as further security for the payment of the Secured Indebtedness, all policies of insurance which now or hereafter insure against any loss or damage to the Premises; provided, however, Grantor shall not exercise any rights with respect to the assignment of such policies unless a default hereunder has occurred and is then continuing. Immediately upon the request of Beneficiary during the continuance of a default hereunder, Grantor shall deliver such original policies to Beneficiary. Grantor shall promptly give written notice to Beneficiary of any material loss or damage to the Premises and will not adjust or settle any such loss without the written consent of Beneficiary. If Beneficiary, on account of any insurance on the Premises, receives any money for loss or damage at a time when a default hereunder has occurred and is then continuing, such amount may, at the option of Beneficiary, be retained and applied by Beneficiary toward payment of the Secured Indebtedness, or be paid to Grantor, wholly or in part, subject to such conditions as Beneficiary may require. All other applications of insurance proceeds shall be governed by the Credit Agreement. During the continuance of any default hereunder, Beneficiary is hereby irrevocably appointed attorney-in-fact for Grantor to receive any sums collected under insurance policies insuring the Premises, to endorse any drafts or instruments received under such policies, and to make proof of loss for, settle, and give binding acquittances for claims under such policies.

                           (b)      Renewal Policies; Failure to Maintain
Insurance. Not less than thirty (30) days prior to the expiration date of each policy of insurance required under this Instrument, Grantor shall deliver to Beneficiary evidence of the renewal of such policy or policies. Beneficiary may require that such evidence consist of the presentment of a renewal or replacement certificate of insurance, in form and content acceptable to Beneficiary, marked "premium paid." If Grantor fails to keep the Premises insured as herein provided, Beneficiary may, at Beneficiary's option and without notice to Grantor, obtain such insurance, or Beneficiary may obtain single interest coverage insuring only Beneficiary's interest in the Premises. The cost of any insurance so obtained shall be paid by Grantor.

                           (c)      Default and Foreclosure. In the event of the
occurrence of any default, as defined in this Instrument, all right, title and interest of Grantor in and to any insurance policies then in force, and particularly to any existing claims thereunder, shall pass to Beneficiary. Beneficiary may assign and transfer said policies or cancel and surrender the same, in such manner as it may elect. In the event of a foreclosure under this Instrument, or if a deed is executed in lieu of foreclosure hereunder, the purchaser of the Premises shall succeed to all the remaining rights of Grantor in and to all policies of insurance assigned to Beneficiary pursuant to this Instrument.

                  4. Reserve for Assessments and Insurance. Upon demand by Beneficiary so long as any default hereunder is then continuing, Grantor shall furnish to Beneficiary an official

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statement of the amount of taxes, assessments, insurance premiums, rents, and other charges to become due on the Premises over the succeeding year. Grantor shall thereafter pay to Beneficiary, together with and in addition to any payments of principal and interest payable under the terms of the Secured Indebtedness, an amount reasonably sufficient (as estimated by Beneficiary) to provide Beneficiary with funds to pay taxes, assessments, insurance premiums, rents and other charges next due on the Premises so that Beneficiary will have sufficient funds on hand to pay said charges thirty (30) days before the date on which they become due. Beneficiary shall pay said charges to the extent of the amount of the then unused credit therefor as and when they become severally due and payable. An official receipt therefor shall be conclusive evidence of payment and of the validity of such charges. Beneficiary may, at its option, pay any of these charges when payable, either before or after they become past due, without notice, or make advances therefor in excess of the then amount of credit for said charges. The excess amount advanced shall be immediately due and payable to Beneficiary and shall become part of the Secured Indebtedness. Beneficiary may apply any funds held by it for payment of the above charges toward any delinquent payments maturing or due under the terms of the Secured Indebtedness. Beneficiary shall not be liable for any interest on any amount paid to it as herein required, and the money so received may be held and commingled with Beneficiary's own funds, pending payment or application thereof as herein provided. Upon payment in full of the Secured Indebtedness, the amount of any unused credit shall be paid to Grantor.

                  5. Flood Insurance. Grantor represents and certifies to the Beneficiary that no part of the Premises lies within a "special flood hazard area" as defined and specified by the United States Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973. In the event the Beneficiary determines that the rules or regulations of the Federal Reserve Board, the Comptroller of the Currency or any other applicable governmental authority require that flood insurance coverage be obtained for the Premises or any part thereof in order to comply with such rules or regulations or with the Flood Disaster Protection Act of 1973 as then in effect, then Grantor, upon receiving written notice from the Beneficiary of such determination: (i) shall promptly purchase and pay the premiums for such flood insurance policies as the Beneficiary deems required by such agency or agencies so that the Beneficiary shall be deemed in compliance with the rules and regulations of such agency or agencies and with the Flood Disaster Protection Act of 1973 as then in effect; and (ii) shall deliver such policies to the Beneficiary together with evidence satisfactory to the Beneficiary that the premiums therefor have been paid. Such policies of flood insurance shall be in a form satisfactory to the Beneficiary, shall name the Beneficiary as an insured thereunder, shall provide that losses thereunder be payable to the Beneficiary pursuant to such forms of loss payable clause as the Beneficiary may approve, shall be for an amount at least equal to the indebtedness secured hereby or the maximum limit of coverage made available with respect to the Premises under the National Flood Insurance Act of 1968, as amended, whichever is less, and shall be noncancellable as to the Beneficiary except upon thirty (30) days' prior written notice given by the insurer to the Beneficiary. Within fifteen (15) days prior to the expiration date of each such flood insurance policy, Grantor shall deliver to the Beneficiary a renewal policy or endorsement together with evidence satisfactory to the Beneficiary that the premium therefor has been paid. Proceeds of any flood insurance policy shall be applied in the manner set forth in paragraph (3) for the application of other insurance proceeds.

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                  6.       Compliance with Laws; No Hazardous Waste. Grantor
represents, warrants and agrees that (a) no Hazardous Material (as hereinafter defined) has been used or placed on the Premises in material violation of any applicable Environmental Laws (as hereinafter defined); (b) no underground storage tanks are located on the Premises; (c) no notice has been received with regard to any Hazardous Material on the Premises; (d) the Premises are presently in material compliance with all Environmental Laws; (e) no action, investigation or proceeding is pending or to Grantor's knowledge threatened which seeks to enforce any right or remedy against Grantor or the Premises under any Environmental Law; (f) Grantor shall permit no installation or placement of Hazardous Material on the Premises in material violation of Environmental Laws;
(g) Grantor shall permit no material release of Hazardous Material onto or from the Premises; (h) Grantor shall cause the Premises to materially comply with applicable Environmental Laws and shall keep the Premises free and clear of any liens imposed pursuant to any applicable Environmental Laws; (i) all licenses, permits, notices and other governmental or regulatory actions necessary for the Premises to materially comply with Environmental Laws (the "Permits") shall be obtained and maintained and Grantor shall assure material compliance therewith; and (j) Grantor shall give the Beneficiary prompt written notice if Grantor receives any notice with regard to Hazardous Material on, from or affecting the Premises and shall conduct and complete all investigations and all cleanup actions necessary to remove, in accordance with applicable Environmental Laws, such Hazardous Material from the Premises. Grantor shall indemnify and hold harmless the Beneficiary Parties from and against all losses, expenses (including, without limitation, attorneys' fees) and claims of every kind suffered by or asserted against any Beneficiary Party as a direct or indirect result of (a) the presence on or release from the Premises of any Hazardous Material, whether or not caused by Grantor, (b) the violation of any Environmental Laws applicable to the Premises, whether or not caused by Grantor,
(c) the failure by Grantor to comply fully with the terms and provisions of this paragraph, or (d) any warranty or representation made by Grantor in this paragraph being false or untrue in any material respect; provided, however, Grantor shall not indemnify and hold harmless the Beneficiary Parties for any of the foregoing events caused by the gross negligence or wilful misconduct of any Beneficiary Party, or any of their respective agents, successors or assigns. For purposes of this Instrument, "Hazardous Material" means polychlorinated biphenyls, petroleum, flammable explosives, radioactive materials, asbestos and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Environmental Laws or listed as such by the Environmental Protection Agency. "Environmental Laws" means any current or future governmental law, regulation or ruling applicable to environmental conditions on, under or about the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, The Superfund Amendment and Reauthorization Act of 1986, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act or the Tennessee Hazardous Waste Management Act. Grantor's obligations under this paragraph shall survive a foreclosure of or exercise of power of sale under this Instrument or the delivery of a deed in lieu of foreclosure. Beneficiary's agents and engineers shall be allowed access to the Premises at any time for the purpose of conducting an environmental audit of the Premises. The expense of any such audit conducted after default shall be paid or reimbursed to Beneficiary by Grantor and shall become part of the Secured Indebtedness, bearing interest as provided elsewhere herein.

                  7. No Archeological Encumbrances. Grantor warrants that the Premises do not include any cemetery, Indian burial ground or village, or any other matter of archeological

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significance that would require the notification or consent of any persons or entity (including, without limitation, the Division of Archaeology of the Tennessee Department of Conservation) in connection with any excavation or construction thereon.

                  8. Maintenance of Premises. Grantor shall maintain the Premises in good condition and repair. Grantor shall promptly repair, restore, replace or rebuild any part of the Premises, now or hereafter encumbered by this Instrument, which may incur any substantial damage. Without the prior written consent of Beneficiary, there shall be no removal, demolition, or material alteration of any part of the Premises, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber or other ground improvement, which would have a material adverse effect on the value of the Premises. Grantor shall complete within a reasonable time and timely pay for any building, structure or other improvement presently at any stage of the process of construction on the Premises. Grantor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or prescribing the uses which may be made of the Premises or any part thereof, without the prior written approval of Beneficiary. Trustee and/or Beneficiary and any persons authorized by Trustee and/or Beneficiary shall have the right to enter and inspect the Premises at all times both before and after default.

                  9. Impairment of Property Value by Public Authority. Notwithstanding any taking of any of the Premises by eminent domain, alteration of the grade of any street or other injury to, or decrease in value of, the Premises by any public or quasi-public authority or corporation, Grantor shall continue to pay all amounts that shall be or become due on the Secured Indebtedness. Upon the occurrence and continuance of any default hereunder, any compensation for any such taking or injury shall be payable only to Beneficiary, and said award or payment may, at the option of Beneficiary, be retained and applied by Beneficiary toward payment of the Secured Indebtedness, or be paid over, wholly or in part, to Grantor, subject to such conditions as Beneficiary may require. If, prior to the receipt by Beneficiary of such award or payment, the Premises shall have been sold on foreclosure of this Instrument, Beneficiary shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, together with any expenses of collecting said award or payment.

                  10. Assignment of Awards. As used herein, the term "Award" shall include all amounts that Grantor may be entitled to receive as a result of defects in or damage to the Premises, whether such amount is determined by judgment, settlement, or otherwise. Grantor hereby assigns to Beneficiary the right to receive all Awards during the continuance of a default hereunder, to the extent that such awards do not exceed the outstanding Secured Indebtedness at the time of the award. During the continuance of any default hereunder, Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact for the receipt of Awards and the endorsement of any instruments received in connection with an Award. During the continuance of any default hereunder, Beneficiary may, at its option, apply such Awards or any part thereof against the Secured Indebtedness, or pay the Awards, or that portion of them not applied to the Secured Indebtedness, over to Grantor, subject to such conditions as Beneficiary may require. Grantor shall notify Beneficiary of all defects in or damage to the Premises materially affecting the value thereof, and shall be included as a party plaintiff in all suits to collect damages as a result of such defects or damage. No claims that may result in material Awards may be settled without Beneficiary's written consent. During the continuance of any default hereunder,

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Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact to sue on or settle any claim that might result in an Award, but Beneficiary shall have no duty to sue on or settle any such claim.

                  11. Assignment of Leases. To secure the payment of the Secured Indebtedness, Grantor hereby grants, transfers and assigns to Beneficiary all of the right, title and interest of Grantor in and to any and all present and future leases and licenses of the Premises (collectively the "Leases"), together with all renewals, modifications or extensions thereof; together with all rents, income and profits arising therefrom; together with all options or other rights pertaining thereto; and together with all present or future policies of lease insurance and guarantees, if any, of the obligations of the lessee or licensee under any Lease. This assignment does not impair any restriction on leasing, licensing or sale of the Premises provided elsewhere herein. Additionally, this assignment shall not be construed as subordinating Beneficiary's rights hereunder to any Lease.

                  12. No Other Encumbrances or Sale Without Consent. Grantor shall not create or suffer to be created any lien or security interest in any or all of the Premises, whether by mortgage, deed of trust, or otherwise, without first obtaining the written consent of Beneficiary. Grantor shall not directly or indirectly lease, transfer, sell, convey or mortgage any legal or equitable interest in the Premises, or agree to do any of the foregoing, without first obtaining the written consent of Beneficiary. Specifically prohibited without written consent, but not to the limitation of the foregoing, are (a) the granting of junior encumbrances on the Premises, (b) the transfer of any interest in the Premises to produce a "wraparound" financing arrangement, or (c) the transfer of any interest in the Premises whether or not accompanied by the purported assumption by the grantee of Grantor's obligations under the Secured Indebtedness.

                  13. Defense of Beneficiary's Interest. Grantor will promptly cause to be removed all claims or liens that may hereafter arise against any of the Premises, except as listed in Exhibit B hereto. If Beneficiary, in its discretion, should deem it necessary to bring or defend any action to exercise, protect or establish any of its rights hereunder, Grantor agrees to participate in such action in good faith and to the extent requested by Beneficiary. Grantor will pay Beneficiary's expenses of bringing or defending such action, including reasonable attorneys' fees.

                  14. Further Assurances of Obligation and Title; Estoppel Letters. Upon demand, Grantor shall execute and deliver to Beneficiary any further instrument or instruments, including, but not limited to, deeds of trust, security agreements, extensions of any liens created herein, financing statements, assignments, and renewal and substitution notes, as to reaffirm, to correct and to perfect the evidence of the obligation hereby secured, the legal title of Trustee to the Premises, and the security interest arising under this Instrument. During the continuance of any default hereunder, Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact to execute any documents necessary to perfect or extend Beneficiary's rights hereunder. Grantor shall pay all fees and expenses incurred by Beneficiary in the filing of such instruments. Within five (5) days after request made by Beneficiary, Grantor shall certify by a writing, duly acknowledged, to Trustee and/or Beneficiary or to any proposed assignee of this Instrument, the amount of principal and interest then owing on the Secured Indebtedness and whether or not any

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offsets or defenses exist against the Secured Indebtedness, with a description of the basis for any alleged offset or defense.

                  15. Expenses. Upon demand, Grantor will advance to Beneficiary or, at Beneficiary's option, reimburse Beneficiary for, the following expenses, which Beneficiary may incur without notice to Grantor:

                           (a)      Taxes. All taxes that Beneficiary may be
required to pay because of the Secured Indebtedness or because of Beneficiary's interest in any property securing the payment of the Secured Indebtedness, except for taxes based upon the general income of Beneficiary.

                           (b)      Administration. All expenses that
Beneficiary may incur in connection with the preparation, execution, administration or enforcement of this Instrument or of any other document pertaining to the Secured Indebtedness.

                           (c)      Costs of Collection; Protection of
Collateral. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Secured Indebtedness, including compensation for time spent by employees of Beneficiary, together with all costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise), managing, maintaining or selling the Premises or any other collateral securing the Secured Indebtedness, or of performing any of Grantor's obligations under any Lease.

                           (d)      Prior Encumbrances. All amounts that
Beneficiary may hereafter advance to prevent a default or foreclosure under any deed of trust, mortgage, judicial lien, or other encumbrance that may be a lien prior to that of this Instrument including, but not limited to, any and all payments of principal, interest, escrow charges, late charges, attorneys' fees, foreclosure publication costs, and other amounts that may be so paid by Beneficiary.

                           (e)      Litigation. All costs arising from any
litigation, investigation, or administrative proceeding (whether or not Beneficiary is a party thereto) that Beneficiary may incur as a result of the Secured Indebtedness or as a result of Beneficiary's association with Grantor, including, but not limited to, expenses incurred by Beneficiary in connection with a case or proceeding involving Grantor under any chapter of the Bankruptcy Code or any successor statute thereto.

                           (f)      Attorneys' Fees. Reasonable attorneys' fees
incurred in connection with any of the foregoing.

If Beneficiary pays any of the foregoing expenses, they shall become a part of the Secured Indebtedness and shall bear interest at the lower of (i) the rate which is two percent (2%) plus the rate applicable to ABR Loans as provided in
Section 2.12(a) of the Credit Agreement or (ii) the highest lawful rate. This paragraph shall remain in full effect regardless of the full payment of the Secured Indebtedness, the purported termination of this Instrument, the delivery of the executed original of this Instrument to Grantor, or the content or accuracy of any representation made by Grantor to Beneficiary; provided, however, Beneficiary may terminate this paragraph by executing and delivering to Grantor a written instrument of termination specifically referring to this paragraph.

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                  16.      Default Defined. The occurrence of any Event of
Default pursuant to the Credit Agreement or the Prudential Documents shall constitute a default under this Instrument.

                  17. Remedies Upon Default. Upon default, Trustee and/or Beneficiary (as indicated below) may, at their discretion and without any notice to Grantor except as specified below, do any one or more of the following:

                           (a)      Acceleration. Beneficiary may accelerate the
maturity of any and all debts and obligations included in the Secured Indebtedness.

                           (b)      Rights Under Uniform Commercial Code.
Beneficiary may exercise any or all rights it may have with respect to the Personalty or Fixtures to the Real Property under the Uniform Commercial Code as adopted in Tennessee (the "UCC"). Grantor agrees that the sale of any Personalty pursuant to the UCC may be performed at public or private sale; that notice of such a sale shall be deemed commercially reasonable if given five (5) days prior to such sale; that Beneficiary may adjourn any public sale to a different time or place by notice at the announced time and place but without further advertisement or notice; that Beneficiary may sell the Personalty in such lots as it may deem appropriate; and that any advertisement of such a sale shall be sufficiently descriptive of the Personalty if it describes the same by item or type. In addition to the remedies elsewhere provided herein, Beneficiary may, upon default, at its election, sell some or all of the Personalty together with the Property by complying with the provisions hereof and applicable law regarding the sale of the Property, in which case the provisions of applicable real estate law, rather than the UCC, shall control as to all aspects of the sale, and the sale shall be conclusively determined to be commercially reasonable if conducted in accordance with such provisions. Any sale of the Property pursuant to the power of sale provided for herein shall be presumed to include all fixtures then included with the Property unless Beneficiary advertises to the contrary.

                           (c)      Performance of Grantor's Obligations Under
Leases. Beneficiary may, but shall not be obligated to, perform or have performed any or all obligations of Grantor under the Leases; provided, however, Beneficiary's performance of such obligations shall not be deemed an assumption by it of Grantor's obligations under any Lease, unless Beneficiary specifically so agrees with any given Lessee in writing.

                           (d)      Possession. Beneficiary may, at its option,
enter upon and take possession of the Premises without the appointment of a receiver, or an application therefor; obtain the appointment of a receiver to exercise any remedies of Beneficiary or Trustee hereunder; employ a managing agent of the Premises and lease the same, either in its own name, or in the name of Grantor; and collect the rents, incomes, issues and profits of the Premises.

                           (e)      Foreclosure by Power of Sale. Trustee, at
the request of Beneficiary, and after publishing notice of the time and place of sale at least three (3) different times in some newspaper published in a county in which the Real Estate is located, the first of which publications shall be at least twenty (20) days prior to said sale, shall proceed to sell the Premises, at public auction for cash. The Trustee shall apply the proceeds from such sale(s) as provided in Subparagraph (h) below.

                           (f)      Judicial Foreclosure. Trustee and/or
Beneficiary may, at its option, institute appropriate proceedings of foreclosure in equity or at law.

                           (g)      Attorney-in-Fact. Any legal proceeding,
contractual obligation, further assignment or other action taken by Beneficiary in the course of exercising its remedies hereunder may be entered into or initiated by Beneficiary either in its own name as Grantor's assignee or in the name of Grantor. Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact for the purpose of taking any such action upon default hereunder.

                           (h)      Application of Proceeds of Foreclosure and
Other Remedies. All amounts received by Beneficiary pursuant to the exercise of remedies hereunder shall be applied in accordance with the terms of the Credit Agreement, the Prudential Documents and the Intercreditor Agreement.

                  18. Agreements Relating to Sale and Default. In the event of any sale under this Instrument or pursuant to any order in any judicial proceedings or otherwise, the Premises or any part thereof may be sold, in one parcel or in such parcels, manner or order as Beneficiary, in its sole discretion, may direct. At Beneficiary's option, a sale may be conducted alternately as a single parcel and in tracts, to be closed under whichever method yields a greater total price. If the Property is located in two or more counties, it may all be sold in one of the counties if Trustee so elects. Otherwise, the sale shall occur in the county in which the Property is located unless Trustee, in his reasonable discretion, elects to conduct the sale elsewhere. The sale shall be held at such location in the county as the foreclosure notice may specify. One or more exercises of the power of sale provided for herein shall not extinguish or exhaust said power until the entire Premises has been sold or the Secured Indebtedness has been paid in full. Trustee is hereby released from all obligations imposed by statute which can be waived, including any requirement of qualification or bond. It is agreed that Beneficiary, in the event of any sale of the Premises, may bid and buy as any third person might, but Beneficiary shall not be required to present cash at the sale except to the extent, if any, by which Beneficiary's bid exceeds the amount of the Secured Indebtedness, including all expenses of collection and sale provided for herein. Trustee may delegate, in his sole discretion, any authority possessed under this Instrument, including the authority to conduct a foreclosure sale. Without limiting the foregoing, Trustee may retain a professional auctioneer to preside over the bidding, and the customary charge for the auctioneer's services shall be paid from sale proceeds as an expense of sale. If prior to or at any foreclosure sale a third party represents to the Trustee in writing that such party holds the next junior lien to this Instrument (whether by judgment lien, junior deed of trust, or otherwise), the Trustee may disburse surplus proceeds to such third party in an amount not to exceed the amount of lien alleged by the third party in its written statement to the Trustee. A foreclosure sale may be adjourned by Trustee and may be reset at a later time and/or date by announcement at the time and place of the originally advertised sale and without any further publication. The foreclosure sale of the Premises shall be conducted for cash to be tendered upon the conclusion of the bidding; provided, however, (i) Trustee may accept a check issued or certified by a local bank as consideration for the sale and (ii) if, in his sole discretion, Trustee announces before or after bidding that, upon the failure of the high bidder to complete the sale for cash within one (1) hour, the Premises may be sold to the second highest bidder, and if the high bidder should subsequently fail to complete the purchase within that time, then Trustee may, at his option, close the sale of the Premises to the second highest bidder. Grantor further agrees that, in the event of any sale hereunder, it will at once surrender possession of the Premises, will from the moment of sale be the tenant at will of the purchaser, will be removable by process and will be liable to pay said purchaser the reasonable rental value of said Premises after such sale. Beneficiary or Trustee may, after default, advise third parties of the amount (or estimated amount) of principal, interest and expenses that will be outstanding as of the date of any foreclosure sale and may share any other available information regarding the Premises. Following the occurrence of a default hereunder, any "release" provision included herein or in any other document whereby Beneficiary agreed to release all or part of the Premises upon the payment of less than all of the Secured Indebtedness shall become void and Beneficiary shall no longer be obligated to release any of the Premises until the Secured Indebtedness has been paid in full. Grantor agrees that Grantor will not bid at any sale hereunder and will not allow others to bid on Grantor's behalf unless, at the time of sale, Grantor has cash sufficient to pay at the sale the amount of his bid.

                  19. Trustee Compensation. Trustee shall be entitled to reasonable compensation for all services rendered, whether or not a foreclosure is held hereunder, and shall be reimbursed for all reasonable expenses, charges and attorneys' fees, including fees for legal advice concerning his duties and rights in the Premises and title examinations.

                  20. Removal of Trustee. Beneficiary shall at all times have the irrevocable right to remove Trustee without notice or cause and to appoint Trustee's successor by a recorded instrument. If Trustee dies or resigns, Beneficiary shall have the right to appoint its successor by recorded instrument. Any Successor Trustee appointed pursuant to this paragraph shall be vested with title to the Premises and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as though he were named herein as Trustee.

                  21. Priority of Security for Future Advances. It is the intention of the parties hereto that the Premises shall secure all indebtedness presently or hereafter owed the Beneficiary Parties by Grantor pursuant to the Prudential Documents or the Loan Documents, and that the priority of Beneficiary's security for all such indebtedness shall be controlled by the time of proper recording of this Instrument. This Paragraph shall serve as notice to all persons who may seek or obtain a lien on the Premises subsequent to the date of recording of this Instrument that until this Deed of Trust is released, any debt owed the Beneficiary Parties by Grantor pursuant to the Prudential Documents or the Loan Documents, including advances made subsequent to the recording of this Instrument, shall be secured with the priority afforded this Instrument as recorded.

                  22. Secured Indebtedness Not Limited by Statements for Tax and Registration Authorities. Any legend appearing on the face hereof and any affidavit that may be submitted to recording authorities herewith pursuant to any requirement of taxation or registration authorities is included for the benefit of such authorities only and does not affect the terms of Beneficiary's agreement with Grantor as provided by this Instrument and by other documents pertaining to the Secured Indebtedness or the priority of the lien of this Instrument or any advances made hereunder.

                  23. Information From Other Lienholders. Grantor hereby irrevocably authorizes Beneficiary to obtain a statement from the owner of any other presently existing or future obligation secured by any or all of the Premises, at any time and without notice to Grantor, as to the amount of principal, interest, and expenses secured thereby and as to the existence of a default thereunder. The owner of each such obligation, including, but not limited to, the owner of any obligation secured by a deed of trust on any or all of the Premises, is hereby directed to provide Beneficiary with such information upon request by Beneficiary, without making any inquiry of Grantor whatsoever, and Grantor agrees that all such owners of other obligations (and their servicing agents) shall incur no liability for providing such information to Beneficiary.

                  24. No Subordination to Contractors. Beneficiary has not consented to any priority of a contractor's lien for construction of any improvements to the Property, and any such lien hereafter arising shall be subordinate to the lien of this Instrument.

                  25. Choice of Security; No Third Party Beneficiaries. If the Secured Indebtedness, or any part thereof, is now or hereafter further secured by other deeds of trust, security interests, contracts of guaranty, assignments of leases or of other collateral, Beneficiary may at its option pursue recovery from any one or more thereof, in such order as it may determine, and Beneficiary shall not be required to marshal assets. This Instrument has been executed for the exclusive benefit of Beneficiary and there are no third party beneficiaries hereof.

                  26. Waiver of Redemption Rights, Exemptions. etc. Any sale of any or all of the Premises pursuant to the power of sale or judicial sale provided for herein or in realization of the security interest granted herein shall be made free from the equity of redemption, statutory right of redemption, homestead, dower, curtesy, exemption rights, and all other rights and interests of Grantor, all of which are hereby expressly waived.

                  27. Indulgence not Waiver. Any indulgence in Grantor's departure from the terms of this Instrument shall not prejudice Beneficiary's or Trustee's rights to require strict compliance herewith and to exercise any rights they possess under this Instrument, including the right to declare a default and proceed with any remedy available under this Instrument.

                  28. Gender and Number. The pronouns used herein shall include, when appropriate, either gender and both singular and plural. Without limiting the foregoing, if more than one Grantor executes this Instrument, each reference to Grantor shall be construed as a reference to all Grantors jointly and each Grantor severally. The word "Premises," whenever used herein, is not used in a strictly collective sense, but includes parts and fractions of the property herein conveyed as well as the aggregate of such property.

                  29. Severability; Conformity to Law. Should any provision or clause of this Instrument be held invalid for any reason, the remaining provisions of this Instrument shall be given effect to the extent possible absent the invalid provision. To this end, the provisions of this Instrument are declared to be severable. Additionally, the provisions hereof are subject to all applicable federal, state and local laws and regulations, and shall be read to so comply if specific facts surrounding the execution hereof cause any provision to be contrary to any applicable law or regulation under the circumstances. Without limiting the foregoing, the Secured Indebtedness shall not include (i) any obligations for which this Instrument may not serve as collateral due to prohibitions included in Regulation U issued by the Federal Reserve Board, and (ii) any obligations for which a notice or disclosure is or was required to be given regarding the security provided by this Instrument, if such notice or disclosure is not or was not given in accordance with applicable law.

                  30. Amendment. Any amendment to or modification of this Instrument may be made by and between Grantor and Beneficiary without necessity of joinder therein by Trustee. Any such amendment or modification, to be valid, must be made in writing, signed by Grantor and Beneficiary, and duly recorded.

                  31. Nonexclusive Powers and Remedies. The rights of Trustee and Beneficiary arising under this Instrument are in addition to all rights that Trustee or Beneficiary may have at law or equity. Without limiting the foregoing, all provisions of this Instrument that pertain to the rights and duties of Trustee upon foreclosure of the Premises shall be regarded as cumulative with the rights of Trustee otherwise available at law. No act of Trustee or Beneficiary, including the institution of suit to recover any part of the Secured Indebtedness, shall be construed as an election to proceed under any one provision herein to the exclusion of any others or as an election of remedies to the bar of any other remedy allowed at law or in equity.

                  32. Irrevocability of Power of Attorney. Whenever in this Instrument Beneficiary is appointed as attorney-in-fact of Grantor, such power of attorney is coupled with an interest and is irrevocable and shall not be affected by the death, disability, or incapacity of Grantor. Additionally, all such power are granted with full power of substitution.

                  33. Scope of Definitions. The words "Grantor," "Beneficiary," and "Trustee," whenever used herein, shall include the respective parties originally entering into this Instrument and their respective heirs, executors, administrators, legal representatives, successors and assigns, and all those holding under any of them. This paragraph should not be construed as limiting any other provisions hereof restricting the transfer of the Premises or Grantor's assignment hereof.

                  34. Time of Essence. Time is of the essence of this Instrument.

                  35. Governing Law. The validity, construction, and enforcement of this Instrument shall be governed by the laws of the State of Tennessee applicable to contracts executed and performed entirely within that state.

                  36. Captions Not Controlling. Captions to the paragraphs of this Instrument have been included for convenience only and do not limit or control the contents of the respective paragraphs.

                  37. Notices. Any communications concerning this Instrument shall be addressed as follows:

As to Grantor:                      TBC Corporation
                                    4770 Hickory Hill Road
                                    Memphis, Tennessee 38141
                                    Attention: Chief Financial Officer

As to Beneficiary:                  JPMorgan Chase Bank
                                    270 Park Avenue
                                    New York, New York 10017
                                    Attention: Bruce Yoder

With a copy to:                     Boult, Cummings, Conners & Berry, PLC
                                    Attn: John E. Murdock III
                                    P.O. Box 198062
                                    Nashville, Tennessee 37219

Communications to be given to Beneficiary shall only be effective when set forth in writing and actually received by an officer of Beneficiary at the address indicated above. Communications to be given to Grantor shall be effective when actually or constructively received by Grantor or any agent of Grantor or when set forth in writing and mailed (postage prepaid) or delivered to Grantor's address stated above. Any party may change its address for receipt of notices by submitting the change in writing to the other party or parties. Third parties making inquiries with respect to this Instrument may do so by contacting Grantor and Beneficiary at the above addresses.

                  38. Street Address. The street address of the Premises (if it presently has a street address) is:

                             4770 Hickory Hill Road
                            Memphis, Tennessee 38141

                     Executed the date first written above.

                                    Grantor:
                                    TBC CORPORATION

                                    By: ______________________________________
                                    Name _____________________________________
                                    Title: ___________________________________

STATE OF

COUNTY OF

                  Before me, _________________ a Notary Public of the state and county aforesaid, personally appeared _____________ , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ___self to be _________________ of TBC Corporation, the within named bargainor, a corporation, and that ______, as such ________, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by ___self as _________ .

                  WITNESS my hand and seal this ____ day of ________, 2003.

                                       _____________________________________
                                       Notary Public
                                       My Commission Expires:

                                    EXHIBIT A

Commencing at the intersection of the centerline of East Shelby Drive with the centerline of Hickory Hill Road; thence south along the centerline of Hickory Hill Road a call distance of 478.67 feet to a point; thence east a distance of
54.00 feet to the point of beginning, said point being on the east line of Hickory Hill Road; thence S 87(degree) 25' 42" E a distance of 1598.04 feet to a one-half inch rebar found at a fence corner; thence S 02(degree) 21' 18" W a distance of 540.00 feet to a point on the centerline of a fifty feet wide railroad, drainage and utility easement (unrecorded); thence N 87(degree) 25' 42" W a distance of 1597.90 feet along said easement centerline to a point on the east line of Hickory Hill Road; thence N 02(degree) 20' 25" E a distance of
540.00 feet to the point of beginning and containing 19.809 acres.

Being the same real estate conveyed to TBC Corporation by Warranty Deed dated July 17, 1991, of record under Instrument No. CH-2450 in the Register's Office of Shelby County, Tennessee.

                                    EXHIBIT B

                                   EXCEPTIONS

1. Rights or claims of parties in possession, not shown by the public records.

2.       Easements, or claims of easements, not shown by the public records.

3. The lien of the following general and special taxes for the year or years specified and subsequent years:

         1991 Shelby County taxes, not yet due and payable.

4. Reservation of 25 foot railroad, utility and drainage easements along the southern portion of the subject property of record under Register's No. J4 5209, in said Register's Office, and as shown on survey by W. H. Porter & Company, Inc. dated June 28, 1991, revised July 9, 1991.

5. 13 foot easement is favor of Memphis Light, Gas & Water for electric switch gear housing situated at the Northwest corner of subject property, of record under Register's No. J7 9288, in said Register's Office, and as shown on said survey.

6. 5 foot utility easement in favor of Memphis Light, Gas & Water along the Northern property line, of record under Register's No. J7 9288, in said Register's Office, and as shown on said survey.

7. 5 foot electric transmission line easement and right-of-way in favor of Memphis Light, Gas & Water situated at the Southwest corner of the subject property, of record under Register's No. T1 2928, in said Register's Office, and as shown on said survey.

8. Location of inlets, chain link fence, sprinkler valves, fire hydrants, electric vaults, anchor, railroad tracks, transformers, pipes, sanitary sewer manholes, water valves, all as shown on said survey.

9. UCC-1 Financing Statement of record under Register's No. EZ 9492, as continued by UCC-3 Financing Statement of record under Register's No. F5 0242, in said Register's Office.

10. UCC-1 Financing Statement of record under Register's No. E2 9493, as continued by UCC-3 Financing Statement of record under Register's No. F5 0242, in said Register's Office.

11. Subject to rights and responsibilities of the parties pursuant to an unrecorded "side track" Railroad Agreement dated July 19, 1974, entered into between W.D.J. Associates and the St. Louis-San Francisco Railway Company (predecessor in interest to Burlington Northern Railroad).

12. Encroachment of common use covered hallway type structure connecting with adjacent building to East of the subject property, and situated at the Southeast corner of the subject property, as shown on said survey.

13. Encroachment of concrete walkway onto adjacent property on Northern property line, as shown on said survey.

14. Encroachment of parking area onto adjacent property to East of the subject property, as shown on said survey.

15. Taxes and/or assessments levied or assessed against the subject property pursuant to the provisions of TCA 67-5-603, which have not been assessed and are not payable, as of the date of this Policy.

16. Any discrepancies, conflicts, encroachments, servitudes, shortages in area and boundaries or other facts which a correct survey would show.

                                        2